EXHIBIT 23.2
                                                                    ------------



           [LETTERHEAD OF DWORKEN, HILLMAN, LAMORTE & STERCZALA, P.C.]




                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Amendment No. 1 to Form S-4 (No. 333-84508) of our report dated January 31, 2002, relating to the financial statements appearing in the Annual Report on Form 10-K/A Amendment No. 2 of Birmingham Utilities for the year ended December 31, 2001.



/s/ Dworken, Hillman, LaMorte & Sterczala, P.C.
-----------------------------------------------

May 2, 2002
Shelton, Connecticut



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]